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                                                                  EXHIBIT 10.215

                                   AGREEMENT

     This agreement is made by and between Fisher Sand & Gravel Co. ("Fisher") and Meadow Valley Contractors, Inc. ("MVCI").

                                   RECITALS:

     WHEREAS, MVCI was determined to be the lowest responsible bidder by the Arizona Department of Transportation on Project No. AC-063-1(018)N, otherwise known as the San Louis-Quartzite Highway (US 95) (the "Project");

     WHEREAS, ADOT has confirmed its intention to award the prime contract for the Project to MVCI;

     WHEREAS, prior to the submission of bids, Fisher agreed to sign act as a co-indemnitor in favor of MVCI's surety, Liberty Mutual Insurance Company (the "Surety"), in order to assist MVCI in securing the payment and performance bonds for the Project;

     WHEREAS, as consideration for Fisher's indemnity commitment, MVCI agreed to award Fisher a material supply agreement for the aggregates and certain other materials required on the Project if MVCI was awarded the prime contract. The parties are in the process of negotiating the terms of that supply contract, which will be a separate and independent agreement;

     WHEREAS, given ADOT's expressed intention to award the prime contract to Meadow Valley, the parties desire to enter into this agreement to confirm their indemnity obligations concerning the bonding that ultimately will be provided by the Surety.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed:
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1.   Fisher agrees to sign an indemnity agreement in a form acceptable to the
     Surety indemnifying the Surety from costs incurred or damages sustained by the Surety on the Project. MVCI has or will execute a similar indemnity.

2. MVCI shall pay all premiums required for the payment and performance bonds for the Project out of the proceeds for the Project.

3. MVCI will enter into a written agreement with Fisher regarding the sale and provision of aggregate materials in accordance with the terms of the prime contract and Fisher's prebid price quotation to MVCI. That material supply agreement shall be a precondition to Fisher's indemnity obligations to the Surety. Payment under the material supply agreement shall be Fisher's sole source of compensation regarding the Project.

4. MVCI shall defend and indemnify Fisher and the Surety from any and all claims asserted against the Surety and/or damages sustained by Fisher as a result of having indemnified the Surety for the Project. MVCI's defense and indemnity obligation shall not include any claims or damages related to the materials supplied by or the acts or omissions of Fisher concerning the Project.

5. The parties agree that it is not their intention to be joint venture partners at any time or for any purpose with regard to the Project. Fisher shall not share any of its profits or losses on the supply of aggregate materials with MVCI and MVCI shall not share any losses or profits on the balance of the work required for the Project. Other than the indemnity obligations identified herein and to be reflected in a separate indemnity agreement with the Surety, the parties' sole relationship with regard to the Project shall be as material supplier and prime contractor.
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6.   In order to facilitate administration of the Project and to ensure payment of all subcontractors and suppliers, MVCI shall establish a separate bank account (the "Account") in its name and containing the name of the Project. The Account shall be used exclusively for the Project until final completion at which time Fisher and MVCI shall agree on the date on which the final amounts shall be distributed to MVCI.

     (a) MVCI agrees that it will not open or maintain any other bank accounts relating to the Project without the prior written consent of Fisher.

     (b)  MVCI shall deposit all payments from ADOT in the Account.

     (c) MVCI shall provide a copy of all State Pay Estimates and checks to Fisher.

     (d) MVCI will provide Fisher monthly pay estimates that must be signed off by Fisher before any checks are printed by MVCI.

     (e) All withdrawals relating to subcontractors or suppliers shall be based on monthly "Subcontractor Payment Estimate" forms to be prepared by MVCI, or such other form as is mutually agreed upon by Fisher and MVCI. Fisher agrees not to unreasonably withhold its consent to disbursements requested by MVCI to pay for completed work.

     (f)  The parties agree that payment from the Account shall be based upon the quantities and unit prices reflected in the prime contract, the prices reflected in the various subcontracts and related billings, the Fisher supply agreement, and the payments made by ADOT to MVCI.
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     (g)  All checks written out of the Account must have signatures from both a
          MVCI representative and a Fisher representative.

     (h) All payments made to subcontractors or entities who have filed a preliminary notice on the project must include a Lien Waiver that must be signed and returned before any further payments can be made to that company.

     (i) Fisher shall be provided copies of bank statements and shall be provided an accounting, which will show the deposits, checks, amounts, dates of payments and payees, upon reasonable request by Fisher.

     (j) Payment to MVCI shall be based upon completed quantities for a particular pay period and the unit prices reflected in the prime contract, after paying applicable subcontractor and material invoices for that particular period.

7. Should any dispute arise between the parties regarding this agreement or the related indemnity obligations, the parties agree that such dispute shall be resolved through binding arbitration before the American Arbitration
Association under the Construction Industry Rules. No such action shall be instituted until any underlying litigation involving the bonds issued by the Surety is resolved through either settlement or the entry of judgment. The locale for any such arbitration shall be Phoenix, Arizona. The parties agree that they shall be allowed to conduct discovery and that the arbitrator(s)
shall have full authority to award the prevailing party attorneys' fees and costs.
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8.   Other than the separate supply agreement that the parties will enter into, this agreement reflects the entire agreement amongst the parties regarding the Project.

     DATED this 23rd day of December, 2002.

MEADOW VALLEY CONTRACTORS, INC.    FISHER SAND & GRAVEL CO.

By: /s/ Kenneth D. Nelson              By: /s/ Amiel Schaff
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  Its: Vice President                     Its: Treasurer
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